Exhibit 10.22

SECURED PROMISSORY NOTE

$[ ]	Dated: June 21, 2024

FOR VALUE RECEIVED, the undersigned, Momentus Inc., a Delaware corporation, (“Borrower”) HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of John Rood (“Lender”) the principal amount of [Amount] ($ ) plus interest on the aggregate unpaid principal amount at the rate of five and twelve one-hundredths percent (5.12%) per annum (the “Basic Rate”), which principal and interest shall be payable on September 30, 2024 (the “Maturity Date”) or sooner in the event of any prepayment as provided below.

For purposes of this Secured Promissory Note (this “Note”), the following terms have the meaning ascribed thereto:

“Business Day” is any day that is not a Saturday, Sunday or a day on which a banking institution in the State of California is permitted to be closed.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.

“Director Notes” are one or more secured promissory notes in substantially the form of this Note, delivered by the Lender to one or more directors of the Lender, or Persons affiliated with a director of the Lender.

“Event of Default” is any one of the following:

(i)          Payment Default. Borrower fails to (a) make any payment of principal or interest on this Note on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or any date of acceleration hereof);

(ii)          Attachment; Levy; Restraint on Business.

(a) (1)The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its subsidiaries or of any entity under control of Borrower, or (2) a notice of lien, levy, or assessment is filed against Borrower or any of its subsidiaries or their respective assets by any government agency, and the same under subclauses (1) and (2) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b) any material portion of Borrower’s or any of its subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its subsidiaries from conducting any part of its business;

(iii)        Insolvency. A voluntary Insolvency Proceeding is initiated by Borrower or any of its subsidiaries or an involuntary Insolvency Proceeding is begun against Borrower or any of its subsidiaries and not dismissed or stayed within thirty (30) days;

(iv)         Judgments. (a) One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third party insurance) shall be rendered against Borrower or any of its subsidiaries and shall remain unsatisfied, unvacated, unstayed or bonded pending appeal for a period of twenty (20) days after the entry thereof or (b) any judgments, orders or decrees rendered against Borrower that could reasonably be expected to result in a Material Adverse Change;

(v)        Lien Priority; Intellectual Property. Any Lien created hereunder shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law. Any intellectual property material to Borrower’s business shall cease to be validly owned or licensed by Borrower free and clear of any Liens other than Permitted Liens.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Lender’s Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing this Note (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by or behalf of the Lender in connection with this Note.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Material Adverse Change” is (a) a material adverse change in the business, operations or financial condition of Borrower or any of its subsidiaries, when taken as a whole; (b) a material impairment of the prospect of repayment of any portion of the Obligations as and when due, or (c) a material impairment in the perfection or priority of the Lender’s Lien in the Collateral.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lender’s Expenses, and other amounts Borrower owes the Lender now or later, in connection with, related to, following, or arising from, out of or under, this Note, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lender, and the performance of Borrower’s duties hereunder.

“Permitted Indebtedness” is:

(a)          Borrower’s indebtedness to the Lender under this Note

(b)          indebtedness existing on the Effective Date;

(c)          Director Notes;

(d)          unsecured indebtedness to trade creditors and indebtedness in connection with credit cards incurred in the ordinary course of business;

(e)         indebtedness consisting of capitalized lease obligations and purchase money indebtedness, in each case incurred by Borrower or any of its subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (ii) the principal amount of such indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)         indebtedness consisting of letters of credit (securing Borrower’s obligations with respect to its real estate leases) in an aggregate face amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) outstanding at any given time; and

(h)          extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its subsidiary, as the case may be.

“Permitted Liens” are:

(i)           Liens existing on the Effective Date or arising under this Note;

(ii)         Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(iii)        Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(iv)        Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(v)         leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting the Lender a security interest therein;

(vi)        banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses;

(vii)        Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; and

(viii)       (A) licenses of over-the-counter software that is commercially available to the public and (B) non-exclusive licenses for the use of the intellectual property of Borrower or any of its subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), the license constitutes an arm’s length transaction, the terms of which, on their face, do not provide for a sale or assignment of any intellectual property and do not restrict the ability of Borrower or any of its subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise transfer any intellectual property.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

Use of Proceeds

Borrower shall use the proceeds of this Note first for the payment of earned employee retention payments and the expenses incidental to this Note, and thereafter for working capital and general corporate purposes.

Optional Prepayment

The Borrower shall have the option to prepay all or any portion of the Note at any time without penalty.  Any prepayments shall be applied first to the Lender’s Expenses, second to accrued and unpaid interest and then to reduce principal.

Grant of Security Interest

Borrower hereby grants the Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall grant to the Lender a security interest therein and in the proceeds thereof, all upon the terms of this Note, with such writing to be in form and substance reasonably satisfactory to the Lender. This Note shall be senior in priority to all unsecured indebtedness of the Lender.

If this Agreement is terminated, the Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lender’s obligation to extend the Note has terminated, the Lender shall, at the sole cost and expense of Borrower, promptly release its Liens in the Collateral and provide customary payoff release documents evidencing the termination of the Liens in the Collateral, and all rights therein shall revert to Borrower.

Borrower hereby authorizes the Lender to file financing statements or take any other action required to perfect the Lender’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect the Lender’s interest or rights under this Note. As soon as practicable following such filing, the Lender shall notify Borrower in writing of such filing and the circumstances related thereto.

Borrower also hereby pledges, assigns and grants to the Lender a security interest in all the outstanding membership interests of Momentus Space LLC, a Delaware limited liability company, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as the Lender may reasonably request to perfect or continue the perfection of the Lender’s security interest in such membership interests.

Remedies Upon an Event of Default

Upon the occurrence and during the continuance of an Event of Default, the Lender may, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, or (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in clause (iii) in the definition of an Event of Default occurs all Obligations shall be immediately due and payable without any action by the Lender).

Immediately upon the occurrence and during the continuance of an Event of Default, this Note shall accrue interest at a per annum rate equal to the Basic Rate plus three percentage points (3.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lender.

Mandatory Prepayments

If any of the events described below occurs or the Note is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lender an amount equal to the outstanding principal of the Note plus accrued and unpaid interest thereon through the prepayment date:

(i)         The Borrower or any of its subsidiaries, create, incur, assume, or become liable for any indebtedness, other than Permitted Indebtedness, or receive the proceeds of a financing (equity or otherwise) or the exercise of outstanding warrants, collectively in an amount which exceeds the then-outstanding principal balance on the Director Notes.

(ii)         The Borrower or any of its subsidiaries conveys, sells, leases, transfers, assigns, or disposes of (collectively, “Transfers”), all or any part of its business or property (including intellectual property) collectively in an amount which exceeds the then-outstanding principal balance on the Director Notes, except for Transfers (a) of inventory in the ordinary course of business; (b) of worn out, surplus or obsolete equipment; (c) in connection with Permitted Liens; (d) consisting of Borrower’s or its subsidiaries’ use or transfer of money or cash equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Note; (e) transfers to Borrower in connection with the dissolution or liquidation of a subsidiary; and (f) consisting of the sale or issuance of stock, partnership, membership, or other ownership interest or other equity securities of Borrower that is not prohibited by the terms of this Note.

(iii)         The Borrower or any of its subsidiaries liquidate or dissolve (provided that a subsidiary may liquidate or dissolve so long as the assets of such subsidiary are transferred to Borrower);

(iv)        The Borrower or any of its subsidiaries enters into any transaction or series of related transactions in which Borrower ceases to own 100% of the ownership interests of a subsidiary of Borrower.

(v)         The Borrower merges or consolidates, or permits any of its subsidiaries to merge or consolidate, with any other Person. A subsidiary may merge or consolidate into another subsidiary or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

Representations

Due Organization, Authorization: Power and Authority. Borrower and each of its subsidiaries is duly existing and in good standing in their respective jurisdictions of organization or formation and Borrower and each of its subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  The execution, delivery and performance by Borrower of this Note has been duly authorized, and do not (i) conflict with any of Borrower’s or such subsidiaries’ organizational documents, including its respective organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material applicable law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which Borrower or such subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any governmental authority (except such governmental approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower or any of such subsidiaries, or their respective properties, is bound.

Collateral. Borrower and each of its subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under this Note, free and clear of any and all Liens except Permitted Liens. The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Note to have priority to the Lender’s Lien.

General

Except as otherwise expressly provided herein, all payments by Borrower under this Note shall be made to the Lender in immediately available funds on the date specified herein. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Lender on which Borrower or any subsidiary is liable.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware. Each provision of this Note is severable from every other provision in determining the enforceability of any provision. This Note represents the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.

No amendment, modification, termination or waiver of any provision of this Note, no approval or consent, or any consent to any departure by Borrower or any of its subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Lender.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

Borrower agrees to indemnify, defend and hold the Lender and the Lender’s agents, attorneys, or any other Person affiliated with or representing the Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by this Note; and (b) all losses or Lender’s Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by this Note (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Lender) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission or email; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated on the signature page to this Note. The Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this section.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

Momentus Inc.

By
Name: Lon Ensler
Title; Interim Chief Financial Officer

Address for Communications:
Momentus Inc.
3901 N. First Street
San Jose, California 95134

LENDER:

Name:

Address for Communications: